Exhibit 10.5

CHANGE ORDER FORM

PROJECT NAME: 42-inch Sabine Pass Pipeline Project

COMPANY: Cheniere Sabine Pass Pipeline Company

CONTRACTOR: Willbros Engineers, Inc.

CHANGE ORDER NUMBER: CO-015

DATE OF CHANGE ORDER: December 3, 2007

DATE OF AGREEMENT: February 1, 2006

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

This change is at Cheniere’s request to use nitrogen as an additional means to preserve the internal integrity of the pipe after hydrostatic testing, dewatering, gauging, cleaning and drying operations are completed. Immediately after drying, the pipeline will be purged with nitrogen, the line shut-in, and then pressurized with nitrogen to 5 psig.

This change order will be performed on a time and material basis. A provisional sum is provided below to cover the cost of the subcontract nitrogen services, mark-up on same, and construction support to the nitrogen services subcontractor during purging and packing.

Adjustment to price under the Agreement:

The original Guaranteed Maximum Price was	$67,670,200
Net change by previously authorized Change Orders #1 – 14	$860,650
The Guaranteed Maximum Price prior to the Change Order was	$68,530,850
The Guaranteed Maximum Price will be (increased) ~~(decreased) (unchanged~~) by this Change Order in the amount of (provisional sum)	$50,000
The new Guaranteed Maximum Price including this Change Order will be	$68,580,850

Adjustment to dates:

The Preparation and Material Receipt Commencement Date will be ~~(increased) (decreased)~~ (unchanged) by 0 calendar days and as a result of this Change Order is now:	January 1, 2007
The Construction Commencement Date will be ~~(increased) (decreased)~~ (unchanged) by 0 calendar days and as a result of this Change Order is now:	April 1, 2007
The Scheduled Mechanical Completion Date will be ~~(increased)~~ by 0 calendar days ~~(decreased)~~ (unchanged) and as a result of this Change Order is now:	October 26, 2007

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Other impacts to liability or obligation of Willbros or Cheniere under the Agreement: None

Upon execution of this Change Order by Cheniere and Willbros, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Cheniere’s Authorized Representative and Willbros’ Authorized Representative.

CHENIERE SABINE PASS PIPELINE COMPANY

Name	/s/ R. Keith Teague
Cheniere’s Authorized Representative

Title	President

Date of Signing	1/21/2008

WILLBROS ENGINEERS, INC.

Name	/s/ Curtis E. Simkin
Willbros’ Authorized Representative

Title	President

Date of Signing	2/1/08

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CHANGE ORDER FORM

PROJECT NAME: 42-inch Sabine Pass Pipeline Project

COMPANY: Cheniere Sabine Pass Pipeline Company (“Owner” or “Cheniere”)

CONTRACTOR: Willbros Engineers, Inc. (“Contractor” or “Willbros”)

CHANGE ORDER NUMBER: CO-016

DATE OF CHANGE ORDER: April 11, 2008

DATE OF AGREEMENT: February 1, 2006

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

This Change Order represents a full settlement of all claims, damages, losses, costs and expenses that Contractor has, may have, or may have in the future against Owner for any event, circumstance or any other act or omission occurring at any time up through the date of this Change Order, including but not limited to all claims, damages, losses, costs and expenses arising form or related to Contractor’s claims (including, without limitation, requested change orders) referred to, raised or which could have been raised in any of the following letters and attachments, copies of which are attached:

(i)	letter from Mr. Curtis E. Simkin of Willbros to Mr. Keith Teague of Cheniere, dated December 17, 2007,
(ii)	letter from Mr. Neil White of Willbros to Mr. Tarry Hutton of Cheniere, dated April 3, 2008 (transmitting Willbros’ Change Order Request No. 17),
(iii)	letter from Mr. Mike Reifel of Willbros to Mr. Tarry Hutton of Cheniere, dated April 8, 2008 (retransmitting the above April 3, 2008 letter with attachment), and
(iv)	letter from Mr. Mike Reifel of Willbros to Mr. Tarry Hutton of Cheniere, dated April 9, 2008 (transmitting Willbros’ Change Order Request No. 18 along with a letter from Mr. Neil White of Willbros to Mr. Tarry Hutton of Cheniere, dated April 5, 2008 with attachments I-IV,

(collectively the above letters together with all Change Order Requests and other attachments, the “Letters and Attachments”).

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Adjustment to price under the Agreement:

The original Guaranteed Maximum Price was	$67,670,200
Net change by previously authorized Change Orders #1 – 15	$910,650
The Guaranteed Maximum Price prior to this Change Order was	$68,580,850
The Guaranteed Maximum Price will be (increased) ~~(decreased) (unchanged)~~ by this Change Order in the amount of	$1,600,000
The new Guaranteed Maximum Price including this Change Order will be	$70,180,850

Adjustment to dates:

The Preparation and Material Receipt Commencement Date will be ~~(increased) (decreased)~~ (unchanged) by 0 calendar days and as a result of this Change Order is now:	January 1, 2007
The Construction Commencement Date will be ~~(increased) (decreased)~~ (unchanged) by 0 calendar days and as a result of this Change Order is now:	April 1, 2007
The Scheduled Mechanical Completion Date will be (increased) by [146] calendar days ~~(decreased~~) ~~(unchanged)~~ and as a result of this Change Order is now:	March 20, 2008

Other impacts to liability or obligation of Willbros or Cheniere under the Agreement:

In consideration of the execution of this Change Order, Cheniere Sabine Pass Pipeline Company agrees to waive any claims for liquidated damages under Article 21 of the Agreement.

Willbros hereby waives and releases Cheniere, as Owner, from and against any and all claims, damages, losses, costs and expenses that Contractor has, may have, or may have in the future against Owner for any event, circumstance or any other act or omission occurring at any time up through the date of this Change Order, including but not limited to all claims, damages, losses, costs and expenses related to Contractor’s change order requests referred to, raised, or which could have been raised in any of the above Letters and Attachments.

Upon execution of this Change Order by Cheniere and Willbros, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Cheniere’s Authorized Representative and Willbros’ Authorized Representative.

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CHENIERE SABINE PASS PIPELINE COMPANY

Name	/s/ R. Keith Teague
Cheniere’s Authorized Representative

Title	President

Date of Signing	April 11, 2008

WILLBROS ENGINEERS, INC.

Name	/s/ Jefffrey D. Thetge
Willbros’ Authorized Representative

Title	Vice President

Date of Signing	4/15/08

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